As filed with the Securities and Exchange Commission on March 12, 2002

                                                      Registration No. 333-64795
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------


                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)


                             ----------------------

           Delaware                           1700 Lincoln Street                        84-1611629
(State or other jurisdiction of             Denver, Colorado 80203                    (I.R.S. Employer
 incorporation or organization)                  (303) 863-7414                       Identification No.)
                                         (Address of principal executive
                                                    offices)

              Newmont Mining Corporation 1996 Employees Stock Plan

                            (Full Title of the Plan)


                             ----------------------

                              Britt D. Banks, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
                      (Name, address and telephone number,
                   including area code, of agent for service)


                             ----------------------

                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200


                             ----------------------




This constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-64795. This statement is made pursuant to Rule 414(d) of the Securities Act of 1933, as amended.
================================================================================

          On February 15, 2002, Delta Acquisitionco Corp., at the time a direct wholly owned subsidiary of Delta Holdco Corp. ("Holdco") and an indirect wholly owned subsidiary of Newmont Mining Corporation ("Old Newmont"), was merged into Old Newmont (the "Reorganization"), with Old Newmont being the surviving corporation. As a result of the Reorganization, Old Newmont became a wholly owned subsidiary of Holdco. In connection with the Reorganization, Holdco changed its name to "Newmont Mining Corporation" and Old Newmont changed its name to "Newmont USA Limited". Pursuant to the Reorganization, shares of Old Newmont common stock were exchanged for shares of common stock of Holdco.

          Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Holdco hereby expressly adopts as its own, for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, the Registration Statement on Form S-8 (No. 333-64795) previously filed by Old Newmont relating to the Newmont Mining Corporation 1996 Employees Stock Plan. Accordingly, the shares of common stock to be issued under that Registration Statement shall be shares of common stock of Holdco.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 12th day of March, 2002.

                                       NEWMONT MINING CORPORATION



                                       By   /s/ Britt D. Banks
                                         ---------------------------------------
                                         Britt D. Banks
                                         Vice President, General Counsel and
                                         Secretary



          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                            Date

-------------------------
  Glen A. Barton                        Director                                        March 12, 2002

          *
-------------------------
  Vincent A. Calarco                    Director                                        March 12, 2002

          *
-------------------------
  Ronald C. Cambre                      Director                                        March 12, 2002

-------------------------
  James T. Curry, Jr.                   Director                                        March 12, 2002

          *
-------------------------
  Joseph P. Flannery                    Director                                        March 12, 2002

          *
-------------------------
  Leo I. Higdon, Jr.                    Director                                        March 12, 2002

-------------------------
  Robert J. Miller                      Director                                        March 12, 2002

           *                            Chairman of the Board and
-------------------------               Chief Executive Officer                         March 12, 2002
  Wayne W. Murdy                        (Principal Executive Officer)

-------------------------
  Robin A. Plumbridge                   Director                                        March 12, 2002

           *
-------------------------
  Moeen A. Qureshi                      Director                                        March 12, 2002

           *
-------------------------
  Michael K. Reilly                     Director                                        March 12, 2002

-------------------------
  James V. Taranik                      Director                                        March 12, 2002

           *                            Senior Vice President and Chief
-------------------------               Financial Officer                               March 12, 2002
  Bruce D. Hansen                       (Principal Financial Officer)

           *                            Vice President and Controller
-------------------------               (Principal Accounting Officer)                  March 12, 2002
   Linda K. Wheeler


*By /s/ Britt D. Banks
   -------------------------------------
     Britt D. Banks,
     as Attorney-in-fact